EXHIBIT 1.5



                                    TSC UITS

                            FORM OF DEALER AGREEMENT

     TSC Distributors, LLC ("TSCD") serves as the principal underwriter for TSC UITS, separate series of unit investment trusts (each, a "Trust," and, collectively, the "Trusts") registered under the Investment Company Act of 1940, as amended (the "1940 Act"). TSCD and ______________________________ ("Dealer")
hereby agree that Dealer will participate in the distribution of units ("Units") of the Trusts, subject to the terms of this Dealer Agreement, dated as of _______________, 20___ ("Agreement").

     Section 1. Licensing. (a) Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission ("SEC"); (ii) it is a member in good standing of the Financial Industry Regulatory Authority Inc. ("FINRA"); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Trusts; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Units or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Trusts.

   (b) Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with FINRA; or
(iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify TSCD promptly in writing of any such action or event.

   (c) Dealer agrees that this Agreement is in all respects subject to the rules of FINRA and such rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations and know-your-customer obligations with respect to offers and sales of Units of the Trusts to Dealer's customers and that TSCD has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

   (d) Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of investment company shares or classes of such shares, including anti-money laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA.





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     Section 2.  Terms And Conditions Applicable To Distribution Of Trusts.

   (a)  Orders

          (i) Dealer agrees to offer and sell Units of the Trusts only at the public offering price applicable to such Units and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Units and the effective time of orders received from Dealer) are subject to: (A) the terms of the then current prospectus (including any supplements, stickers or amendments thereto) relating to each Trust as filed with the SEC (collectively, the "Prospectus"); and (B) TSCD's written instructions, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

          (ii) TSCD reserves the right at any time, and without notice to Dealer, to suspend the sale of Units or to withdraw or limit the offering of Units.

          (iii) In all offers and sales of the Units to the public, Dealer is not authorized to act as broker or agent for, or employee of, TSCD, any Trust or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Units, except as provided in Section 2(b)(ix) hereof.

          (iv) All orders are subject to acceptance by TSCD in its sole discretion and become effective only upon confirmation by TSCD. TSCD reserves the unqualified right not to accept any specific order for the purchase or sale of Units.

          (v) Dealer acknowledges that from time to time it may use a proprietary system(s) established and/or maintained by TSCD to submit electronic purchase and/or rollover orders for Units, among other things. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of such system (including any similar upgraded or replacement system) shall be subject to such terms and conditions as may from time to time be required by TSCD. To the extent that any such terms are inconsistent with this Agreement, such terms shall be controlling.

          (vi) Dealer acknowledges that from time to time it may use the Investor's Voluntary Redemptions and Sales ("IVORS") automated redemption and rollover service to tender Units for redemption directly to the trustee of a Trust, to sell Units back to TSCD for repurchase, or to conduct rollover transactions for certain Trusts. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of IVORS shall be subject to such terms and conditions as may from time to time be required by the trustee of a Trust and/or by the Depository Trust Company ("IVORS Terms"). To the extent that any IVORS Terms are inconsistent with this Agreement, such IVORS Terms shall be controlling.


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   (b)  Duties of Dealer

          (i) Dealer agrees to enter orders for the purchase of Units only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

          (ii) Dealer agrees to date and time stamp all orders for the purchase or sale of Units received by Dealer, and to promptly forward such orders to TSCD in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Section 22(c) under the 1940 Act, and any rules, SEC staff positions or interpretations issued thereunder.

          (iii) Dealer agrees not to withhold placing orders for Units so as to profit as a result of such withholding.

          (iv) Dealer agrees to maintain records of all purchases and sales of Units made through Dealer and to furnish TSCD or regulatory authorities with copies of such records upon request. Dealer agrees to perform all federal, state and local reporting and recordkeeping requirements with respect to customer accounts, including, without limitation, redemptions and exchanges.

          (v) Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, unitholder reports and any other materials in compliance with applicable legal requirements, except to the extent that TSCD expressly undertakes in writing to do so on Dealer's behalf.

          (vi) Dealer agrees that payment for Units ordered from TSCD shall be in immediately available funds and that such funds shall be received by TSCD by the earlier of: (A) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Units; or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If such payment is not received by TSCD by such date, Dealer shall forfeit its right to any compensation with respect to such order, and TSCD reserves the right, without notice, to cancel the sale, or, at its option, to sell the Units ordered back to the Trust, in which case TSCD may hold Dealer responsible for any loss, including loss of profit, suffered by TSCD resulting from Dealer's failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into immediately available funds.

          (vii) Dealer agrees that it shall assume responsibility for any loss to the Trust caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, to the extent such order correction was not based on any gross negligence on TSCD's part. Dealer further agrees that it will immediately pay such loss to the Trust upon notification.


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          (viii)  Dealer understands and agrees that, in accordance with Section
     14 of the 1940 Act, Rule 14a-3 thereunder and certain orders of exemption which may be granted by the SEC to TSCD and the Trusts, Dealer will refund all sales charges to purchasers of Units of a Trust from you (or any underwriter or dealer participating in the distribution) and that the trustee of such Trust will liquidate the securities then held by such Trust and distribute the proceeds thereof to the unitholders of such Trust if (a) within ninety days from the time that such Trust's registration statement has first become effective under the Securities Act of 1933, as amended
     (the "1933 Act"), the net worth of such Trust declines to less than $100,000 or such Trust is terminated or (b) redemptions by us or any underwriter of Units of such Trust constituting a part of the unsold Units of such Trust results in such Trust having a net worth of less than 40% of the principal amount of the securities initially deposited in such Trust. Dealer authorizes TSCD to charge its account for all refunds of sales charges pursuant to this paragraph in respect of Units distributed by Dealer.

          (ix) Dealer agrees that, in connection with orders for the purchase of Units on behalf of any IRAs, 401(k) plans or other retirement plan accounts, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with TSCD until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

          (x) Dealer agrees that it will not make any conditional orders for the purchase or redemption of Units and acknowledges that TSCD will not accept conditional orders for Units.

          (xi) Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

   (c) Reduced Sales Charges. In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, "discounts") may be available to purchasers of Units. Dealer represents that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures and internal controls to ensure that Dealer's customers receive all available discounts, and Dealer agrees: (i) to inform its customers of applicable discount opportunities and to inquire about other qualifying holdings that might entitle customers to receive discounts;
(ii) to advise TSCD, contemporaneously with each purchase order it forwards to TSCD as agent for its customers, of the availability of any discounts; and (iii) that in the event that Dealer fails to provide TSCD with information concerning the availability of discounts as provided in (ii) above, Dealer, and not TSCD or the Trusts, shall be responsible for reimbursing its customer any applicable discount amount.

   (d)  Dealer Compensation


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          (i)  In return for providing the services set forth in this Agreement,
     Dealer shall be entitled to any concessions and/or sales charges (collectively, "Concessions") set forth in the Prospectus of the applicable Trust. In determining the amount payable to Dealer hereunder, TSCD reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

          (ii) Dealer agrees that each Trust may, without prior notice, suspend or eliminate the payment of any compensation by amendment, sticker or supplement to the then current Prospectus for such Trust. TSCD shall have no obligation to pay any compensation to Dealer for the sale of Units of a Trust until TSCD receives the related compensation from the Trust, and TSCD's liability to Dealer for such payments is limited solely to the related compensation that TSCD receives from such Trust.

   (e)  Redemptions, Repurchases and Exchanges of Unit of Trusts

          (i) Dealer agrees that it will not make any representations to any party relating to the redemption of Units other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Trust to which it refers, and that Dealer will pay as redemption proceeds to unitholders the redemption or repurchase price per Unit (which shall reflect any applicable deferred sales charge or redemption fee) determined after receipt of the order as discussed in the Prospectus.

          (ii) Dealer agrees not to repurchase any Units from its customers at a price below that next quoted by a Trust for redemption or repurchase (which shall reflect any applicable deferred sales charge or redemption fee) in accordance with the Trust's Prospectus. Dealer shall, however, be permitted to sell Units for the account of the customer or record owner to a Trust at the repurchase price then currently in effect for such Units and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Units, except in such instances where repurchased Units are resold at the applicable public offering price as described in the Prospectus.

          (iii) Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by TSCD or the trustee of a Trust within the time customary or required by law, the redemption may be canceled without any responsibility or liability on TSCD's part or on the part of any Trust, or TSCD, at its option, may buy the Units redeemed on behalf of the Trust, in which latter case TSCD may hold Dealer responsible for any loss, including loss of profit, suffered by TSCD resulting from TSCD's failure to settle the redemption.

          (iv) Dealer agrees that if any Unit is repurchased by any Trust or TSCD or is tendered for redemption within seven (7) business days after confirmation by TSCD of the original purchase order from Dealer, Dealer shall forfeit its right to any compensation with respect to such Unit and shall forthwith refund to TSCD the full compensation, if


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     any, paid to Dealer on the original sale.  TSCD agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

          (v) Dealer agrees that it will comply with any restrictions and limitations on exchanges of Units described in each Trust's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

   (f)  Trust Information

          (i) Dealer agrees that neither it nor any of its partners, directors, officers, employees, or agents is authorized to give any information or make any representations concerning Units of any Trust except those contained in the Trust's Prospectus or in written materials provided by TSCD.

          (ii) TSCD will supply to Dealer reasonable quantities of Prospectuses, sales literature, sales bulletins, and additional sales information as approved by TSCD. Dealer is not authorized to modify or translate any such materials without TSCD's prior written consent. Dealer agrees to use only advertising or sales material relating to the Trusts that (A) is supplied by TSCD or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Units of the Trusts ("Dealer Sales Material") and is approved in writing by TSCD in advance of its use. Such approval may be withdrawn by TSCD in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such materials.

          (iii) Dealer represents, warrants and agrees that (A) all Dealer Sales Material does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (B) all of Dealer Sales Material complies and will comply in all material respects with the applicable requirements of all applicable laws, rules and regulations.

     Section 3.  Registration Of Units

   (a) TSCD acts solely as agent for the Trusts and TSCD shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Units in any jurisdiction.

   (b) TSCD shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Units have been made under applicable securities laws such that offers and sales of Units may be made in such states or jurisdictions. TSCD shall have no obligation to make such notice, registration or exemptive filings with respect to Units in any state or jurisdiction.


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   (c)  Dealer agrees not to transact orders for Units in states or jurisdictions in which it has been informed that Units may not be sold or in which it and its personnel are not authorized to sell Units.

   (d) TSCD shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel offering or selling Trust Units. TSCD shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Units or for any matter in connection therewith.

   (e) Dealer agrees that it will make no offers or sales of Units in any foreign jurisdiction, except with the express written consent of TSCD.

     Section 4. Indemnification. (a) Dealer agrees to indemnify, defend and hold harmless TSCD and the Trusts and their directors, trustees, managers, officers, employees, shareholders, members, agents, affiliates and each person who controls or is controlled by TSCD, within the meaning of the 1933 Act, from any and all losses, claims, liabilities, costs, and expenses, including attorney fees (collectively, "Losses"), that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) Dealer's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and obligations under this Agreement; (ii) the failure of Dealer to comply with any applicable law, rule or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) in connection with the offer or sale by Dealer of Units of the Trusts pursuant to this Agreement, or the discharge of any of its other duties and obligations under this Agreement; (iii) any alleged tort or breach of contract related to the offer or sale by Dealer of Units of the Trusts pursuant to this Agreement; (iv) incorrect or incomplete investment, redemption, sale or exchange instructions received by TSCD from Dealer; or (v) the breach by Dealer of any of its representations and warranties specified herein or Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its directors, trustees, officers, partners, employees, agents, affiliates or any person who controls or is controlled by Dealer within the meaning of the 1933 Act.

   (b) Dealer agrees to notify TSCD promptly of any claim or complaint or any enforcement action or other proceeding with respect to Units offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of the 1933 Act.

     Section 5. Termination; Amendment. (a) In addition to the automatic termination of this Agreement specified in Section 1(b) of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party.
In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was


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mailed postpaid or delivered to a telegraph office for transmission to the other party's designated person at the addresses shown herein.

   (b) This Agreement shall terminate immediately upon the appointment of a trustee for Dealer under the Securities Investor Protection Act or any other act of insolvency by Dealer.

   (c) The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement.

   (d) This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written approval of the party hereto; provided, however, TSCD may, at any time, assign its duties, rights or obligations under this Agreement
(i) to any person controlling, controlled by, or under common control with TSCD; or (ii) in connection with a conversion, merger or transfer of substantially all of its assets or business, by operation of law or otherwise.

   (e) This Agreement may be amended by TSCD at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.

     Section 6. Representations And Warranties. (a) TSCD represents, warrants and agrees that:

          (i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which TSCD is organized and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a distributor for the Trusts.

          (ii)  It is a member in good standing of FINRA.

          (iii) It is empowered under applicable laws and by TSCD's organizational documents to enter into this Agreement and perform all activities and services of TSCD provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting TSCD's ability to perform under this Agreement.

          (iv) All requisite actions have been taken to authorize TSCD to enter into and perform this Agreement.

   (b) In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

          (i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer


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     will not offer Units of any Trust for sale in any state or jurisdiction where such Units may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

          (ii) It is empowered under applicable laws and by Dealer's organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer's ability to perform under this Agreement.

          (iii) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

          (iv) It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations which would adversely affect its ability to perform under this Agreement.

          (v) It has, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's directors, trustees, officers, partners, employees, and agents reasonably necessary in light of its obligations under this Agreement, with coverage limits in amounts standard in the industry adequate to reasonably protect and indemnify TSCD and the Trusts against any Loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer's directors, officers, partners, employees, and agents. The mere purchase and existence of insurance does not reduce or release Dealer from liability incurred and/or assumed within the scope of this Agreement. Dealer's failure to maintain insurance shall not relieve it of liability under this Agreement.

          (vi) It is a "financial institution" as defined in 31 U.S.C. 5312(a)(2) or (c)(1) and is regulated by a "Federal functional regulator" as defined in 31 CFR Section103.120(a)(2).

          (vii) If any of the representations set forth in Sections 1, 6, 7 or 8 at any time ceases to be true, Dealer shall promptly notify TSCD of this fact.

     Section 7. Anti-Money Laundering Responsibility. (a) Dealer represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including, but not limited to, the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the SEC and the guidance and rules of the applicable securities exchanges, self-regulatory organizations and FINRA (collectively, "Guidance").

   (b) Dealer represents and warrants that to the extent that any of its customers who maintain Trust accounts is a current or former Senior Foreign Political Figure as defined under BSA Regulations ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by Dealer) to maintain a close personal relationship with any such


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individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

   (c) Dealer represents and warrants that to the extent its customers who maintain Trust accounts are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

   (d) Dealer will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Trust, directly or indirectly, from:

          (i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

          (ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

   (e) Dealer agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of TSCD if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Trusts.

     Section 8. Market Timing. Dealer covenants that it shall cooperate with TSCD to identify and discourage market timers. If any market timer buying or redeeming Units comes to the attention of Dealer, it will immediately notify TSCD. Dealer acknowledges that TSCD may refuse a request to purchase Units if TSCD believes such purchase request includes a request by a market timer.

     Section 9. Confidentiality. All books, records, information and data pertaining to the business of the other party ("Confidential Information") that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except
(i) if such information is already publicly available; (ii) as may be required solely for the purpose of carrying out a party's duties and responsibilities under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to a party's attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (v) with the express prior written permission of the other party.

     Section 10. Privacy. Dealer represents, warrants and agrees that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or


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information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer's compliance with SEC Regulation S-P and any other federal or state privacy laws which may be enacted in the future.

     Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws rules thereof.

     Section 12. Arbitration. In the event of any controversy, dispute or claim arising out of or relating to this Agreement, or the breach thereof, the parties agree that they shall first attempt in good faith to resolve the matter in dispute through discussion and negotiation for a period of thirty (30) days after written notification of the controversy, dispute or claim hereunder is provided to either party. If no successful resolution of the controversy, dispute or claim has been mutually agreed upon by the parties at the completion of this period, then the parties agree that the controversy, dispute or claim shall be settled by arbitration administered by the FINRA under the Code of Arbitration of FINRA, unless said controversy, dispute or claim is one that is subsequently determined by FINRA to be a matter that may not be arbitrated, in which case, the parties agree that the controversy, dispute or claim shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules. In the case of either a FINRA or AAA arbitration, the hearing location for said arbitration shall be New York, New York. Each party will bear its own costs, including attorneys fees, in the arbitration and will split equally the cost of the arbitrators. The arbitration shall thereafter be conducted by arbitrator(s) chosen pursuant to the rules of FINRA or AAA. All arbitrators must agree to render their opinion(s) within 30 days of the final arbitration hearing.

     Section 13. Investigations and Proceedings. The parties to this Agreement agree to use commercially reasonable efforts to cooperate in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

     Section 14. Captions. All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

     Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

     Section 16. Survival. The representations, warranties and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall survive any termination of this Agreement.

     Section 17. Notices. Any notices, consents or other communications required or permitted to be sent or given hereunder by either party shall, in every case, be in writing and shall be deemed properly given if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first-class mail) to the other party at the addresses set forth below (or such other address as may hereafter be specified by notice given by either party to the other party):

     Tina Singh
     TSC Distributors, LLC
     88 Pine Street, Suite 2430
     New York, NY 10005
     Facsimile: (_____) ______-_______

     With a copy to:

     Scott Anderson
     Chapman and Cutler LLP
     111 W. Monroe St.
     Chicago, IL 60603
     Facsimile: (312) 516-1834

Unless otherwise notified in writing, all notices to Dealer shall be given or sent to Dealer at Dealer's address shown on the signature page to this Agreement.

     Notice shall be deemed to be given on (w) the date such notice is personally delivered, (x) three (3) business days after the date of mailing if sent by certified or registered mail, (y) one (1) business day after the date of delivery to the overnight courier service if sent by overnight courier, and
(z) when sent by facsimile transmission, between 9:00 A.M. and 5:00 P.M. Central time or the next business day thereafter if sent after 5:00 P.M. Central time.

     Section 18. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements or representations of the parties with respect to the subject matter of this Agreement.

     Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by electronic or facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another, and signatures on an electronic or facsimile copy hereof shall be deemed authorized original signatures.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Dealer Agreement to be executed on their behalf by duly authorized officers as of the day and year first above written.

                                TSC DISTRIBUTORS, LLC


                                By
                                  --------------------------------
                                            (Signature)

                                Name
                                    ------------------------------
                                             (Print Name)

                                Title
                                     -----------------------------




                                DEALER
                                      ----------------------------
                                          (Print Firm Name)


                                By
                                  --------------------------------
                                            (Signature)

                                Name
                                    ------------------------------
                                             (Print Name)

                                Title
                                     -----------------------------

                                Address
                                       ---------------------------

                                       ---------------------------

                                       ---------------------------

                                       ---------------------------


                                Telephone
                                         -------------------------

                                Facsimile
                                         -------------------------

                                CRD #
                                     -----------------------------

                                Taxpayer ID
                                           -----------------------


                                      -S1-